                                                                    EXHIBIT 99.1

                               LETTER OF CONSENT

                              COMCAST CORPORATION

                  CONSENT SOLICITATION AND OFFER TO GUARANTEE

     8 7/8% SENIOR DEBENTURES DUE SEPTEMBER 15, 2005 (CUSIP NO. 211177AJ9)
           8.30% SENIOR NOTES DUE MAY 15, 2006 (CUSIP NO. 211177AM2)
        9% SENIOR DEBENTURES DUE SEPTEMBER 1, 2008 (CUSIP NO. 211177AG5) 9.5% SENIOR DEBENTURES DUE AUGUST 1, 2013 (CUSIP NO. 211177AK6)

                                       OF

                          COMCAST MO OF DELAWARE, INC.

   THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

                  MARCH 11, 2003 UNLESS THE OFFER IS EXTENDED.



     The undersigned hereby acknowledges receipt of the Prospectus dated February 7, 2003 (the "Prospectus") and this Letter of Consent (the "Letter of Consent") (together, the "Consent Solicitation") relating to Comcast Corporation's ("Comcast") consent solicitation and offer to guarantee with respect to the above-listed securities (the "Continental Notes") of Comcast MO of Delaware, Inc. (formerly MediaOne of Delaware, Inc.) ("Continental"). The undersigned hereby consents or does not consent as set forth below to the amendment described in the Prospectus with respect to the Continental Notes held of record by the undersigned as of the end of business on February 10, 2003 (the "Record Date").


               The Consent Agent for the Consent Solicitation Is:

                              THE BANK OF NEW YORK

 By Registered or Certified Mail:       Facsimile Transmissions:        By Overnight Delivery or Hand:
                                             (212) 298-1915
       The Bank of New York                                                  The Bank of New York
  Corporate Trust Reorganization        To Confirm by Telephone:        Corporate Trust Reorganization
                Unit                    Toll Free (800) 254-2826                     Unit
      101 Barclay Street, 7E                 (212) 815-5788                 101 Barclay Street, 7E
     New York, New York 10286                                              New York, New York 10286
      Attn: William Buckley                                                 Attn: William Buckley


                    DELIVERY OF THIS LETTER OF CONSENT OTHER
         THAN AS SET FORTH HEREIN WILL NOT CONSTITUTE A VALID DELIVERY.


      THE INSTRUCTIONS IN THIS LETTER OF CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF CONSENT IS COMPLETED. IF YOU HAVE QUESTIONS REGARDING
   COMPLETING THIS LETTER OF CONSENT, YOU MAY CONTACT THE INFORMATION AGENT:

                             D.F. KING & CO., INC.
                           48 WALL STREET, 22ND FLOOR
                            NEW YORK, NEW YORK 10005

                        BANKS AND BROKERS CALL COLLECT:
                                 (212) 269-5550

                           ALL OTHERS CALL TOLL FREE:
                                 (866) 868-2409

     THE UNDERSIGNED UNDERSTANDS THAT IF THIS LETTER OF CONSENT IS EXECUTED AND DELIVERED TO THE CONSENT AGENT, BUT NO BOX IS CHECKED BELOW, OR A LESSER PRINCIPAL AMOUNT OF CONTINENTAL NOTES WITH RESPECT TO WHICH PRINCIPAL IS BEING GIVEN IS NOT SPECIFIED BELOW, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT FOR ALL NOTES OF EACH SERIES OF CONTINENTAL NOTES HELD BY THE UNDERSIGNED AS OF THE RECORD DATE.


     THE UNDERSIGNED HEREBY AGREES THAT IT WILL NOT REVOKE ANY CONSENT IT GRANTS HEREBY EXCEPT IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE PROSPECTUS.

     The aggregate face amount of the Continental Notes held by you as of the Record Date was (fill in amount):

$
------------  8 7/8% Senior Debentures Due September 15, 2005 (CUSIP No.
              211177AJ9)
$
------------  8.30% Senior Notes Due May 15, 2006 (CUSIP No. 211177AM2)
$
------------  9% Senior Debentures Due September 1, 2008 (CUSIP No. 211177AG5)
$
------------  9.5% Senior Debentures Due August 1, 2013 (CUSIP No. 211177AK6)

     With respect to the Consent Solicitation, the undersigned hereby (check appropriate box):

     [ ] CONSENTS to the amendment of the terms of the Continental Notes as described in the Prospectus with respect to all of the Continental Notes held by the undersigned as of the Record Date (if consent is being given with respect to less than all of the Continental Notes held, insert below the principal amount of Continental Notes with respect to which consent is given):

$
------------  8 7/8% Senior Notes Due September 15, 2005 (CUSIP No. 211177AJ9)
$
------------  8 3/4% Senior Notes Due May 15, 2006 (CUSIP No. 211177AM2)
$
------------  9% Senior Debentures Due September 1, 2008 (CUSIP No. 211177AG5)
$
------------  9.5% Senior Notes Due August 1, 2013 (CUSIP No. 211177AK6)

     [ ] DOES NOT CONSENT to the amendment of the terms of any Continental Notes held by the undersigned as of the Record Date.

                 IMPORTANT INFORMATION -- PLEASE READ CAREFULLY


     If this Letter of Consent is executed by a registered holder of the Continental Notes, it must be executed in exactly the same manner as the name of the holder appears on the Continental Notes as of the Record Date. An authorized DTC participant must execute this Letter of Consent exactly as its name appears on DTC's position listing as of the Record Date. If any holder's Continental Notes are held of record by two or more joint holders, all such holders must sign this Letter of Consent for it to be effective with respect to the jointly held Continental Notes. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Comcast of such person's authority to so act. If a holder has Continental Notes registered in different names, separate Letter of Consents must be executed covering each form of registration. If a Letter of Consent is executed by a person other than the holder as of the Record Date, then such person must have been authorized by proxy or in some other manner acceptable to Comcast to execute this Letter of Consent with respect to the applicable Continental Notes on behalf of the holder of record. Any beneficial owner of the Continental Notes who is not a holder of record of such Continental Notes must arrange with the person who is the holder or such holder's assignee or nominee to execute and deliver this Letter of Consent on behalf of such owner. Any holder of the Continental Notes who was not the holder of record of such Continental Notes on the Record Date must arrange with the person who was the holder on the Record Date to execute and deliver this Letter of Consent on behalf of such holder.


     The undersigned authorizes and directs the Consent Agent to deliver this Letter of Consent and any proxy delivered in connection herewith to Comcast and to the appropriate indenture trustee as evidence of the undersigned's action with respect to the Consent Solicitation.

     FOR EACH SERIES OF CONTINENTAL NOTES INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO THE PROPOSED AMENDMENT TO THE TERMS OF THAT SERIES OF CONTINENTAL NOTES AS DESCRIBED IN THE PROSPECTUS. THE UNDERSIGNED ALSO HEREBY REPRESENTS THAT (1) THE UNDERSIGNED IS NOT AN "AFFILIATE" OF COMCAST, (2) THE UNDERSIGNED WAS THE HOLDER OF THE CONTINENTAL NOTES INDICATED ABOVE AS OF THE END OF BUSINESS ON THE RECORD DATE, AND (3) THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO CONSENT TO THE AMENDMENT TO THE TERMS OF THE CONTINENTAL NOTES DESCRIBED IN THE PROSPECTUS.


     PLEASE SEE THE INSTRUCTIONS BELOW FOR DETAILED INSTRUCTIONS ON COMPLETING THE LETTER OF CONSENT. THE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION.


                                   SIGN HERE

Signature(s): ------------------------------------------------------------------

Name(s) ------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address: -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Area Code and Telephone Number: ------------------------------------------------

Taxpayer Identification or Social Security Number:  ----------------------------

Date: ------------------------------------------------------------------------

                           GUARANTEE OF SIGNATURE(S)

                 (IF REQUIRED, SEE INSTRUCTIONS 5 AND 6 BELOW)

Authorized Signature(s): -------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name(s) and Title: -----------------------------------------------------------
                                 (PLEASE PRINT)

Date: ------------------------------------------------------------------------

Name of Firm: -----------------------------------------------------------

       INSTRUCTIONS FOR CONSENTING HOLDERS, FORMING PART OF THE TERMS AND
                     CONDITIONS OF THE CONSENT SOLICITATION


     1. DELIVERY OF THIS LETTER OF CONSENT. Upon the terms and subject to the conditions set forth herein and in the Prospectus, a properly completed and duly executed copy of this Letter of Consent and any other documents required by this Letter of Consent must be received by the Consent Agent at its address or facsimile number set forth on the cover hereof on or prior to the Expiration Time (as defined below). THE METHOD OF DELIVERY OF THIS LETTER OF CONSENT AND ALL OTHER REQUIRED DOCUMENTS TO THE CONSENT AGENT IS AT THE RISK OF THE HOLDER OF CONTINENTAL NOTES, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE CONSENT AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF CONSENT SHOULD BE SENT TO ANY PERSON OTHER THAN THE CONSENT AGENT.



     Any beneficial owner of Continental Notes who is not a registered holder of such Continental Notes (e.g., where such Continental Notes are held in the name of DTC or the beneficial owner's broker, dealer, commercial bank, trust company or other nominee institution) must arrange with the person who is the registered holder or such registered holder's assignee or nominee to execute and deliver this Letter of Consent on behalf of such beneficial owner.



     2. EXPIRATION TIME. The Consent Solicitation expires at 5:00 p.m., New York City time, on March 11, 2003, unless Comcast, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term "Expiration Time" shall mean, with respect to the Consent Solicitation as so extended, the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Time, Comcast will give oral or written notice of this extension to the indenture trustees and will notify the Consent Agent and the holders of Continental Notes by making a public announcement of this extension not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. Comcast may extend the Consent Solicitation for such specified period of time as it determines in its sole discretion. Failure by any holder or beneficial owner of the Continental Notes to be so notified will not affect the extension of the Consent Solicitation.


     3. QUESTIONS REGARDING VALIDITY, FORM, LEGALITY, ETC. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Consent and revocations of Letters of Consent will be resolved by Comcast, whose determinations will be binding. Comcast reserves the absolute right to reject any or all Letters of Consent and revocations that are not in proper form or the acceptance of which could, in the opinion of Comcast's counsel, be unlawful. Comcast also reserves the right to waive any irregularities in connection with deliveries or which Comcast may require to be cured within such time as Comcast determines. None of Comcast, Comcast's affiliates, the Consent Agent, any of the indenture trustees or any other person shall have any duty to give notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give any such notification. Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Comcast's interpretation of the terms and conditions of the Consent Solicitation (including this Letter of Consent and the accompanying Prospectus and the instructions hereto and thereto) will be final and binding on all parties.

     4. RECORD DATE; HOLDERS ENTITLED TO CONSENT. In accordance with the indenture governing the Continental Notes, only registered holders of the notes as of the close of business on the Record Date may execute and deliver to the Consent Agent a Letter of Consent. We expect that DTC will authorize its participants, which include banks, brokers and other financial institutions, to execute Letters of Consent with respect to the Continental Notes they hold through DTC as if the participants were the registered holders of those notes. Accordingly, for purposes of the Consent Solicitation, when we use the term "registered holders," we include banks, brokers and other financial institutions that are participants of DTC.


     If you are a beneficial owner of Continental Notes held through a bank, broker or other financial institution, in order to consent to the amendment you must arrange for the bank, broker or other financial institution that is the registered holder to either (1) execute a Letter of Consent and deliver it either to the Consent Agent on your behalf or to you for forwarding to the Consent Agent before the Expiration Time or (2) provide you with a duly executed proxy from the registered holder authorizing you to execute and deliver a Letter of Consent with respect to the notes on behalf of the registered holder and you must deliver an executed Letter of Consent, together with this proxy, to the Consent Agent before the Expiration Time. Beneficial owners of Continental Notes are urged to contact the bank, broker or other financial institution through which they hold their notes to obtain a valid proxy or to direct that a letter of consent be executed and delivered in respect of their notes.

     Giving consent to the proposed amendment to the terms of the Continental Notes by submitting a Letter of Consent will not affect a holder's right to sell or transfer the Continental Notes. All Letters of Consent received from the registered holder as of the Record Date and not revoked by that registered holder before the Expiration Time will be effective notwithstanding any transfer of those notes after the Record Date.

     5. SIGNATURES ON THIS LETTER OF CONSENT. If this Letter of Consent is signed by the registered holder of the Continental Notes with respect to which consent is given, the signature(s) of such registered holder must correspond with the name(s) as contained on the books of the register maintained by the applicable trustee or as set forth in DTC's position listing without alteration, enlargement or any change whatsoever.

     If any of the Continental Notes with respect to which consent is given were held of record on the Record Date by two or more joint registered holders, all such registered holders must sign this Letter of Consent. If any Continental Notes with respect to which consent is given have different registered holders, it will be necessary to complete, sign and submit as many separate copies of this Letter of Consent and any necessary accompanying documents as there are different registered holders.

     If this Letter of Consent is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate such fact when signing, and, unless waived by Comcast, evidence satisfactory to Comcast of their authority to so act must be submitted with this Letter of Consent.

     6. SIGNATURE GUARANTEES. All signatures on this Letter of Consent must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an "ELIGIBLE INSTITUTION"). However, signatures need not be guaranteed if this Letter of Consent is given by or for the account of an Eligible Institution. If the registered holder of the Continental Notes is a person other than the signer of this Letter of Consent, see Instruction 5.


     7. REVOCATION OF CONSENT. Any registered holder of Continental Notes as to which consent has been given using a Letter of Consent may revoke such Letter of Consent as to such Continental Notes or any portion of such Continental Notes (in integral multiples of $1,000) by delivering a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent to the Consent Agent or to the applicable indenture trustee at any time prior to the Expiration Time. THE TRANSFER OF THE CONTINENTAL NOTES AFTER THE RECORD DATE WILL NOT HAVE THE EFFECT OF REVOKING ANY LETTER OF CONSENT THERETOFORE VALIDLY GIVEN BY A REGISTERED HOLDER OF SUCH CONTINENTAL NOTES, AND EACH PROPERLY COMPLETED AND EXECUTED LETTER OF CONSENT WILL BE COUNTED NOTWITHSTANDING ANY TRANSFER OF THE CONTINENTAL NOTES TO WHICH SUCH LETTER OF CONSENT RELATES, UNLESS THE PROCEDURE FOR REVOKING LETTERS OF CONSENT DESCRIBED BELOW HAS BEEN COMPLIED WITH.



     To be effective, a notice of revocation must be in writing, must contain the name of the registered holder and the aggregate principal amount of the Continental Notes to which it relates, and must be (a) signed in the same manner as the original Letter of Consent or (b) signed by the transferee of the relevant Continental Notes and accompanied by a duly executed proxy or other authorization from the relevant registered holder as of the Record Date in form satisfactory to Comcast. All revocations of consents must be sent to the Consent Agent at its address set forth in this Letter of Consent.


     To be effective, the revocation must be executed by the registered holder of such Continental Notes in the same manner as the name of such registered holder appears on the books of the register maintained by the applicable trustee or as set forth in DTC's position listing without alteration, enlargement or any change whatsoever. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such fact when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A REVOCATION OF CONSENT WILL BE EFFECTIVE ONLY AS TO THE CONTINENTAL NOTES LISTED ON THE REVOCATION AND ONLY IF SUCH REVOCATION COMPLIES WITH THE PROVISIONS OF THIS LETTER OF CONSENT AND THE PROSPECTUS. Only a registered holder of the Continental Notes is entitled to revoke a Letter of Consent previously given. A beneficial owner of the Continental Notes must arrange with the registered holder to execute and deliver on its behalf a revocation of any Letter of Consent already given with respect to such Continental Notes. A transfer of Continental Notes after the Record Date must be accompanied by a duly executed proxy from the relevant registered holder if the subsequent transferee is to have revocation rights with respect to the relevant to the proposed amendments. A purported notice of revocation that is not received by the Consent Agent in a timely fashion will not be effective to revoke a Letter of Consent previously given.

     A REVOCATION OF A LETTER OF CONSENT MAY ONLY BE RESCINDED BY THE DELIVERY OF A WRITTEN NOTICE OF REVOCATION OR THE EXECUTION AND DELIVERY OF A NEW LETTER OF CONSENT. A HOLDER WHO HAS DELIVERED A REVOCATION MAY THEREAFTER DELIVER A NEW LETTER OF CONSENT BY FOLLOWING ONE OF THE DESCRIBED PROCEDURES AT ANY TIME PRIOR TO THE EXPIRATION TIME.


     Prior to the Expiration Time, Comcast intends to consult with the Consent Agent to determine whether the Consent Agent has received any revocations of Letters of Consents. Comcast reserves the right to contest the validity of any such revocations.



     8. TERMINATION. Comcast reserves the right, in its sole discretion, subject to applicable law, at any time prior to the effectiveness of the proposed amendment to the Continental Notes, to terminate the Consent Solicitation for one or more series of the Continental Notes for any reason. Comcast may amend or terminate the Consent Solicitation for one or more of the series of the Continental Notes without amending or terminating the Consent Solicitation for the other series of Continental Notes. In the event the Consent Solicitation is abandoned or terminated for a series of the Continental Notes prior to the effectiveness of the proposed amendment to the applicable Continental Notes indenture any Consent Solicitation received for such series will be voided.


     9. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions concerning the terms of the Consent Solicitation, or requests for assistance in completing this Letter of Consent or for additional copies of the Prospectus, Letter of Consent or other related documents should be directed to the Information Agent, whose address and telephone number appear on the back of this Letter of Consent.

                               THE CONSENT AGENT

                              The Bank of New York
                      Corporate Trust Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286
                             Attn: William Buckley

                           Toll Free: (800) 254-2826

                           Telephone: (212) 815-5788

                           Facsimile: (212) 298-1915

                             THE INFORMATION AGENT

                             D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005

                        Banks and Brokers Call Collect:
                                 (212) 269-5550

                           All Others Call Toll Free:
                                 (866) 868-2409